THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

       Subject to Completion, Pricing Supplement dated February 15, 2000

PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 40 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                             Dated       , 2000
                                                                  Rule 424(b)(3)

                                 $[25,000,000]
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                              --------------------

                       [7]% Currency Protected PERQS(SM)
                             Due February 25, 2001
                 Mandatorily Exchangeable for the Cash Value of
                  Shares of Common Stock of Nokia Corporation
     Currency Protected Performance Equity-linked Redemption Quarterly-pay
                        Securities(SM) ("CP PERQS(SM)")

                              --------------------

The CP PERQS will pay [7]% interest per year but do not guarantee any return of principal at maturity. Instead the CP PERQS will pay at maturity an amount of U.S. dollars based on the closing price of Nokia common stock on the determination date (which we expect to be February 21, 2001), subject to a cap price. The CP PERQS permit you to make an investment linked to the price of Nokia common stock without being affected by future changes in the U.S. dollar/euro exchange rate.

     o    The principal amount and issue price of each CP PERQS is $          ,
          which represents the value of 20 shares of Nokia common stock in U.S. dollars using the market price and U.S. dollar/euro exchange rate as determined on the day we offer the CP PERQS for initial sale to the public.

     o    We will pay [7]% interest on the $            principal amount of each
          CP PERQS. Interest will be paid quarterly, on May 25, 2000, August 25, 2000, November 25, 2000 and at maturity.

     o At maturity you will receive an amount of U.S. dollars based on the percentage increase or decrease of Nokia common stock, subject to a
          maximum of $         ([148-150]% of the issue price of each CP PERQS).

     o Nokia is not involved in this offering of CP PERQS in any way and will have no financial obligation with respect to the CP PERQS.

     o Investing in CP PERQS is not equivalent to investing in Nokia common stock or depositary shares.

     o We will apply to list the CP PERQS to trade on the American Stock Exchange LLC, subject to meeting its listing requirements

You should read the more detailed description of the CP PERQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of CP PERQS." "Performance Equity-linked Redemption Quarterly-pay Securities" and "CP PERQS" are our service marks.

     CP PERQS are riskier than ordinary debt securities. See "Risk Factors"
                              beginning on PS-5.

                          ----------------------------
                           PRICE $       PER CP PERQS
                          ----------------------------


                        Price to Public   Agent's Commissions   Proceeds to MSDW
                        ---------------   -------------------   ----------------
Per CP PERQS..........         $                   $                    $
Total.................         $                   $                    $


                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the CP PERQS we are offering you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                            Overview of the CP PERQS

     The CP PERQS are medium-term debt securities of Morgan Stanley Dean Witter & Co. whose return is linked to the performance of the common stock, euro 0.24 par value per share, of Nokia Corporation, which we refer to in this pricing supplement as Nokia Stock. The CP PERQS permit you to participate in the price fluctuations of the Nokia Stock, up to a limit of [148-150]% of its current level, without being affected by future changes in the U.S. dollar/euro exchange rate.

Each CP PERQS            We, Morgan Stanley Dean Witter & Co., are offering [7]%
costs $                  Currency  Protected Performance Equity-linked Quarterly
                         -pay Securities(SM) due February 25, 2001, which we
                         refer to as the CP PERQS(SM). The principal amount and
                         issue price of each CP PERQS is $   .  $    represents
The Initial Share        the value of 20 shares of Nokia Stock in U.S. dollars
Control Amount is 20     using the market price and U.S. dollar/euro exchange
                         rate as determined on the day we offer the CP PERQS for initial sale to the public.

No guaranteed return     Unlike ordinary debt securities, the CP PERQS do not
of principal             guarantee any return of principal at maturity. Instead
                         the CP PERQS will pay an amount based on the market price of Nokia Stock, either up or down, at maturity, subject to a cap price. Investing in CP PERQS is not equivalent to investing in Nokia Stock.

[7.0]% Interest on the   We will pay interest on the CP PERQS, at the rate of
principal amount         [7]% of the principal amount per year, quarterly on May
                          25, 2000, August 25, 2000, November 25, 2000 and at
                         maturity. The interest rate we pay on the CP PERQS is more than the current dividend rate on the Nokia
                         Stock. As a holder of CP PERQS, you will not be entitled to receive dividends, if any, that may be payable on Nokia Stock. The CP PERQS will mature on February 25, 2001.

                                        Payment at Maturity

Your appreciation        At maturity, for each $    principal amount of CP PERQS
potential is capped      you hold, we will pay to you an amount of U.S. dollars
                         equal to the lesser of:

                         o    the product of $        times a fraction that we
                              call the "Stock Price Percentage", and

                         o    $     ([148-150]% of the issue price per CP PERQS)

                         The Stock Price Percentage is a fraction equal to:

                                 the final market price of Nokia Stock
                                ---------------------------------------
                                the initial market price of Nokia Stock

                         We will determine the final market price of Nokia Stock on the determination date, which we expect will be February 21, 2001, subject to certain market disruption and extraordinary events.

                         This means that no matter how high the market price of Nokia Stock goes, you will never receive more than
                         $         ([148-150]% of the issue price per CP PERQS).

Payment at maturity not The formula for payment at maturity depends on the affected by fluctuations percentage change in the price the of the Nokia Stock
in U.S. dollar/euro      on the  Helsinki Stock Exchange and not the value of
exchange rate            the  underlying shares translated back to U.S. dollars.
                         Therefore, any payment we make to you at maturity will not be affected by future changes in the U.S.
                         dollar/euro exchange rate. This means that, no matter how much the value of the euro declines or appreciates against the U.S. dollar, you will not share in that decline or appreciation.

The Nokia Stock is       Nokia Stock is currently quoted in euro on the
currently euro 195.80    Helsinki Stock Exchange. As of February 14, 2000, the
per share                market price of Nokia Stock was euro 195.80. You can
                         review the prices of Nokia Stock for the last three years in the "Historical Information" section of this pricing supplement.

The Calculation Agent    We have appointed Morgan Stanley & Co. Incorporated
                         ("MS & Co.") to act as calculation agent for The Chase
                         Manhattan Bank, the trustee for the CP PERQS. As calculation agent, MS & Co. will determine the market price of the Nokia Stock and the amount of cash that you receive at maturity. As calculation agent, MS &
                         Co. will also adjust any payment to you at maturity for certain corporate events that could affect the price of the Nokia Stock and that we describe in the section called "Description of CP PERQS --Antidilution
                         Adjustments" in this pricing supplement.

No affiliation with      Nokia Corporation is not an affiliate of ours and is
Nokia Corporation        not involved with this offering in any way. The
                         obligations represented by the CP PERQS are obligations of Morgan Stanley Dean Witter & Co. and not of Nokia Corporation.

More information on      The CP PERQS are senior notes issued as part of our
the CP PERQS             Series C medium-term note program. You can find a
                         general description of our Series C medium-term note program in the accompanying prospectus supplement dated May 6, 1999. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                         Notes."

                         For a detailed description of the terms of the CP PERQS including the specific mechanics and timing of the payment determinations, you should read the "Description of CP PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in CP PERQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the CP PERQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisers with regards to any proposed or actual investment in the CP PERQS.

How to reach us          Please contact our principal executive offices at 1585
                         Broadway, New York, New York 10036, telephone number
                         (212) 761-4000.

                                  RISK FACTORS

     The CP PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Nokia Stock, there is no guaranteed return of principal. To the extent that the final market price of Nokia Stock decreases from the date we offer the CP PERQS for initial sale to the public, investors will lose money on their investment. CP PERQS are not equivalent to investing directly in Nokia Stock. Among other differences, investors in CP PERQS will not receive any dividends paid on Nokia Stock. This section describes the most significant risks relating to the CP PERQS. You should carefully consider whether the CP PERQS are suited to your particular circumstances before you decide to purchase them.

CP PERQS are not         The CP PERQS combine features of equity and debt. The
Ordinary Senior Notes -- terms of the CP PERQS differ from those of ordinary
No Guaranteed Return     debt securities in that we will not pay you a fixed
of Principal             principal amount at maturity. Our payout to you at
                         maturity is based on the price of the Nokia Stock on the determination date. If, on the determination date, the final market price of Nokia Stock is less than the market price on the first trading day after we offer the CP PERQS for initial sale to the public, we will pay you less than the principal amount of the CP
                         PERQS.

Your Appreciation        The appreciation potential of the CP PERQS is limited
Potential is Limited     because of the cap price. Even if the final market
                         price in euro on the determination date is more than [148-150]% of the initial market price, you will receive only $ ([148-150]% of the issue price of each CP PERQS) for each of your CP PERQS at maturity.

Secondary Trading        There may be little or no secondary market for the CP
May be Limited           PERQS. Although the CP PERQS have been approved for
                         listing on the American Stock Exchange LLC, it is not possible to predict whether the CP PERQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS &
                         Co. currently intends to act as a market maker for CP
                         PERQS but is not required to do so.

Market Price of the      Several factors, many of which are beyond our control,
CP PERQS Influenced      will influence the value of the CP PERQS.  We expect
by Many Unpredictable    that generally the market price of Nokia Stock on any
Factors                  day will affect the value of the CP PERQS more than any
                         other single factor. Other factors that may influence the value of the CP PERQS include:

                         o the volatility (frequency and magnitude of changes in price) of the Nokia Stock

                         o    the dividend rate on Nokia Stock

                         o economic, financial, regulatory and political events that affect stock markets generally and which may affect the market price of Nokia Stock

                         o    interest and yield rates in the market

                         o    the value of the euro relative to other
                              currencies, including the U.S. dollar

                         o    the time remaining to the maturity of the CP PERQS

                         o    our creditworthiness

                         Some or all of these factors (and the currency exchange rate fluctuations explained below) will influence the price you receive if you sell your CP PERQS prior to maturity. For example, you may have to sell your CP PERQS at a substantial discount from the principal amount if the market price of the Nokia Stock is at or below the initial market price.

                         You cannot predict the future performance of Nokia Stock based on its historical performance. The price of Nokia Stock may decrease so that you will receive at maturity less than the principal amount of the CP PERQS. We cannot guarantee that the price of Nokia Stock will increase so that you will receive at maturity an amount in excess of the principal amount of the CP PERQS or that the price of Nokia Stock will not increase above [148-150]% of the initial market price. You will no longer share in the performance of the Nokia Stock at market prices above [148-150]% of the initial market price.

Currency Fluctuations    By purchasing CP PERQS rather than the underlying Nokia
May Impact the Value     Stock, you have a hedge against a decline in the value
of Your CP PERQS         of the euro against the U.S. dollar.  However, you will
Relative to Nokia Stock  not benefit from any appreciation of the euro against the U.S. dollar during the term of the CP PERQS.

                         Any appreciation in the value of the euro against the U.S. dollar during the term of the CP PERQS will not affect the amount you are paid at maturity. However, appreciation in the euro may decrease the value of your CP PERQS in relation to the Nokia Stock, because you will not benefit from any such appreciation.

                         In addition, fluctuations in the value of the euro relative to other currencies may influence investors to buy or sell euro denominated assets and thus affect the value of the Nokia Stock.

No Affiliation with      We are not affiliated with Nokia Corporation.  Although
Nokia Corporation        we do not have any non-public information about Nokia
                         as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Nokia, including extending loans to, or making equity investments in, Nokia or providing advisory services to Nokia, including merger and acquisition advisory services. Moreover, we have no ability to control or predict any actions of Nokia, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. Nokia is not involved in the offering of the CP PERQS in any way and has no obligation to consider your interest as a holder of CP PERQS in taking any corporate actions that might affect the value of your CP PERQS. None of the money you pay for the CP PERQS will go to Nokia.

You Have No              As a holder of CP PERQS, you will not have voting
Shareholder Rights       rights or rights to receive dividends or other
                         distributions or any other rights with respect to the Nokia Stock.

Antidilution Adjustments MS & Co., as calculation agent, will adjust the amount
Can Adversely Affect     payable at maturity for certain events affecting the
the Value of the         Nokia Stock, such as stock splits and stock dividends,
CP PERQS                 and certain other corporate actions involving Nokia,
                         such as mergers. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect the Nokia Stock other than those specified. The determination by the calculation agent to adjust, or not adjust, the amount payable at maturity may materially and adversely affect the market price of the CP PERQS. In addition, we may, at our sole discretion, cause the calculation agent to alter the specified antidilution adjustments, if we determine that such existing adjustments do not properly take into account the consequences of the events enumerated in such antidilution adjustments.
                         Any alterations to the specified antidilution adjustments set forth above may be materially adverse to the holders of the CP PERQS.

Potential Risks of       An investment in CP PERQS involves considerations that
Investing in a Security  may not be associated with a security linked to stocks
Linked to a Foreign      of U.S. issuers. These considerations relate to foreign
Security                 market factors generally and may include, for example,
                         different accounting requirements and regulations, different and in some cases more adverse economic environments and greater governmental involvement in the economy.

Potential Conflicts of   As calculation agent, MS & Co. will calculate the
Interest between You and payout to you at maturity of the CP PERQS.  MS & Co.
the Calculation Agent    and other affiliates may carry out hedging activities
                         related to CP PERQS, including trading in Nokia Stock as well as in other instruments related to Nokia
                         Stock. MS & Co. and some of our other subsidiaries also trade Nokia Stock and other financial instruments related to Nokia Stock on a regular basis as part of their general broker dealer businesses. Any of these activities could influence MS & Co.'s determination of adjustments made to CP PERQS and, accordingly, could affect your payout on the CP PERQS.

Tax Treatment            You should also consider the tax consequences of
                         investing in the CP PERQS. There is no direct legal authority as to the proper tax treatment of the CP
                         PERQS, and therefore significant aspects of the tax treatment of the CP PERQS are uncertain. We do not plan to request a ruling from the Internal Revenue
                         Service ("IRS") regarding the tax treatment of the CP
                         PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                         Please read carefully the section "Description of CP
                         PERQS--United States Federal Income Taxation" in this pricing supplement.

                            DESCRIPTION OF CP PERQS

Capitalized terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "CP PERQS" refers to each $ principal amount of our [7]% Currency Protected PERQS(SM) due February 25, 2001 Mandatorily Exchangeable for the Cash Value of Common Stock of Nokia Corporation. In this pricing supplement, "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.


Principal Amount............................     $[25,000,000]

Maturity Date...............................     February 25, 2001

Interest Rate...............................     [7]% per annum.

Interest Payment Dates......................     May 25, 2000, August 25, 2000, November 25, 2000 and at
                                                 maturity

Specified Currency..........................     U.S. dollars

Issue Price.................................     $              per CP PERQS, which equals the product of (a) the
                                                 Initial Stock Price times the Initial Share Control Amount, multiplied by (b) the Initial FX Rate.

Original Issue Date (Settlement Date).......     February   , 2000

Pricing Date................................     For the purpose of determining the Initial Stock Price and the
                                                 Initial FX Rate, the Pricing Date will be the trading day in the
                                                 Republic of Finland next succeeding the day on which the offering of the CP PERQS is completed in the United States.

CUSIP.......................................     [                 ]

Denominations...............................     $                  and integral multiples thereof

Amount Payable at Maturity..................     At maturity, upon delivery of each CP PERQS to the Trustee, we will, with respect to the principal amount of each CP PERQS, deliver an amount in U.S. dollars equal to the lesser of (x) the product of the Issue Price and the Stock Price Percentage or (y) $
                                                              , or [148-150]% of the Issue Price (the "Cap Price").

                                                 We will, or will cause the Calculation Agent to, deliver U.S.
                                                 dollars to the Trustee for delivery to the holders.

Nokia Stock.................................     The common stock, par value euro 0.24 per share, of Nokia
                                                 Corporation, a Finnish corporation ("Nokia").

Stock Price Percentage......................     The Stock Price Percentage is a fraction, the numerator of which will be the Final Stock Price and the denominator of which will be the Initial Stock Price.

Initial Stock Price.........................     (Euro            , the Market Price of one share of Nokia Stock on the
                                                 Pricing Date, as determined by the Calculation Agent.

Final Stock Price...........................     The product of the Market Price of one share of Nokia Stock and the Share Ratio, each as determined on the Determination Date by the Calculation Agent.



                                                       PS-8




Initial Share Control Amount................     20

Initial FX Rate.............................     U.S.$            per euro 1.00, the U.S. dollar/euro exchange rate as of the
                                                 Pricing Date, as determined by the Calculation Agent.

Share Ratio.................................     The Share Ratio will initially be set at 1.0, but will be subject to adjustment upon the occurrence of certain events through and including the Determination Date.  See "--Antidilution
                                                 Adjustments" below.

Determination Date..........................     February 21, 2001, or if such day is not a Trading Day or if there is a Market Disruption Event on such day, the Determination Date will be the immediately succeeding Trading Day during which no
                                                 Market Disruption Event shall have occurred; provided that the
                                                 Determination Date will be no later than the second scheduled
                                                 Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such second scheduled
                                                 Trading Day.

Market Price................................     The Market Price for any security for any date means the official closing price of such security as reported by the principal exchange on which such security is traded on such date.  If the official closing price is not available for any reason (including, without limitation, the occurrence of a Market Disruption Event), the
                                                 Market Price for such security for any date shall be the mean, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security (which may include MS & Co. or any of our other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the
                                                 Calculation Agent after 3:00 p.m. (local time in such principal market) on such date.

Trading Day.................................     A day on which trading is generally conducted on the Helsinki
                                                 Stock Exchange, and, in the over-the-counter market for equity securities in the United States and the Republic of Finland, as
                                                 determined by the Calculation Agent.

Business Day................................     Any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in Helsinki.

Optional Redemption.........................     We will not redeem the CP PERQS prior to the Maturity Date.

Book Entry Note or Certificated Note........     Book Entry

Senior Note or Subordinated Note............     Senior

Trustee.....................................     The Chase Manhattan Bank

Agent for this Underwritten Offering
of CP PERQS.................................     Morgan Stanley & Co. Incorporated

Calculation Agent...........................     Morgan Stanley & Co. Incorporated and its successors ("MS &
                                                 Co.")



                                                       PS-9




                                                 Because the Calculation Agent is our affiliate, potential conflicts of interest may exist between the Calculation Agent and you as holder of the CP PERQS with respect to its determinations of the Share
                                                 Ratio, the antidilution adjustments or the Market Price of Nokia
                                                 Stock or of whether a Market Disruption Event has occurred.  See
                                                 "Antidilution Adjustments" and "Market Disruption Event" below.
                                                 MS & Co. is obligated to carry out its duties as Calculation Agent in good faith using its reasonable judgment.

                                                 All percentages resulting from any calculation on the CP PERQS will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be
                                                 rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

Antidilution Adjustments....................     The Share Ratio (and, in the case of paragraph 5 below, the determination of the cash payment at maturity) will be adjusted as follows:

                                                     1.   If Nokia Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Ratio will be adjusted to equal the product of the prior Share Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Nokia Stock.

                                                     2.   If Nokia Stock is subject to (i) a stock dividend (issuance of additional shares of Nokia Stock) that is given ratably to all holders of shares of Nokia Stock or (ii) to a distribution of Nokia
                                                 Stock as a result of the triggering of any provision of the corporate charter of Nokia, then once the dividend has become effective and
                                                 Nokia Stock is trading ex-dividend, the Share Ratio will be adjusted so that the new Share Ratio shall equal the prior Share
                                                 Ratio plus the product of (i) the number of shares issued with respect to one share of Nokia Stock and (ii) the prior Share Ratio.

                                                     3.   There will be no adjustments to the Share Ratio to reflect cash dividends or other distributions paid with respect to Nokia
                                                 Stock other than distributions described in clause (v) of paragraph
                                                 5 below and Extraordinary Dividends as described below.  A cash dividend or other distribution with respect to Nokia Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-
                                                 Extraordinary Dividend for Nokia Stock by an amount equal to at least 10% of the Market Price of Nokia Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such
                                                 Extraordinary Dividend (the "ex-dividend date").  If an
                                                 Extraordinary Dividend occurs with respect to Nokia Stock, the
                                                 Share Ratio with respect to Nokia Stock will be adjusted on the ex-
                                                 dividend date with respect to such Extraordinary Dividend so that the new Share Ratio will equal the product of (i) the then current
                                                 Share Ratio and (ii) a fraction, the numerator of which is the



                                                       PS-10




                                                 Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the
                                                 Extraordinary Dividend Amount. The "Extraordinary Dividend Amount"
                                                 with respect to an Extraordinary Dividend for Nokia Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such
                                                 Extraordinary Dividend minus the amount per share of the
                                                 immediately preceding non-Extraordinary Dividend for Nokia Stock or
                                                 (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such
                                                 Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Nokia Stock described in clause
                                                 (i) or (v) of paragraph 5 below that also constitutes an
                                                 Extraordinary Dividend shall cause an adjustment to the Share Ratio pursuant only to clause (i) or clause (v) of paragraph 5.

                                                     4.   If Nokia issues rights or warrants to all holders of Nokia
                                                 Stock to subscribe for or purchase Nokia Stock at an exercise price per share less than the Market Price of the Nokia Stock on both (i)
                                                 the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the CP PERQS, then the Share Ratio will be adjusted to equal the product of the prior Share Ratio and a fraction, the numerator of which shall be the number of shares of Nokia Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Nokia Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Nokia Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Nokia Stock which the aggregate offering price of the total number of shares of
                                                 Nokia Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

                                                     5.   If (i) there occurs any reclassification or change of Nokia
                                                 Stock, including, without limitation, as a result of the issuance of any tracking stock by Nokia, (ii) Nokia, or any surviving entity or subsequent surviving entity of Nokia (a "Nokia Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of
                                                 Nokia or any Nokia Successor with another corporation occurs
                                                 (other than pursuant to clause (ii) above), (iv) Nokia is liquidated or nationalized, (v) Nokia issues to all of its shareholders equity securities of an issuer other than Nokia (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a "Spin-off Event") or
                                                 (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of Nokia Stock (any



                                                       PS-11




                                                 such event in clauses (i) through (vi) a "Reorganization Event"), the method of determining the amount payable at maturity for each
                                                 CP PERQS will be adjusted to provide that each holder of CP PERQS will receive at maturity, in respect of the principal amount of each CP PERQS, U.S. dollars in an amount equal to (a) if the
                                                 Transaction Value (as defined below) is greater than the Cap Price, the Cap Price or (b) if the Transaction Value is less than or equal to the Cap Price, the Transaction Value; provided that, if the
                                                 Exchange Property (as defined below) received in any such
                                                 Reorganization Event consists only of cash or if all of the consideration received in such Reorganization Event is denominated in a currency other than U.S. dollars or euro (or, if such consideration consists of property other than cash or securities, that would reasonably be valued in a currency other than U.S.
                                                 dollars or euro), the maturity date of the CP PERQS will be deemed to be accelerated to the date on which such cash (or other property) is distributed to holders of Nokia Stock. "Exchange
                                                 Property" means the securities, cash or any other assets
                                                 distributed to holders of Nokia Stock in any such Reorganization
                                                 Event, including, in the case of the issuance of tracking stock, the reclassified share of Nokia Stock and, in the case of a
                                                 Spin-off Event, the share of Nokia Stock with respect to which the spun-off security was issued. "Transaction Value" means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Nokia Stock multiplied by the product of the
                                                 Initial Share Control Amount and the then current Share Ratio and, if such cash consists of euro, multiplied by the Initial FX Rate,
                                                 (ii) for any property other than cash or securities received in any such Reorganization Event, the market value (as determined by the
                                                 Calculation Agent) of such Exchange Property received for each share of Nokia Stock at the date of the receipt of such Exchange
                                                 Property multiplied by the product of the Initial Share Control
                                                 Amount and the then current Share Ratio and, if the value of such property has been valued in euro, multiplied by the Initial FX Rate and (iii) for any security received in any such Reorganization
                                                 Event, an amount equal to the Market Price per share of such security on the Determination Date multiplied by the quantity of such security received for each share of Nokia Stock multiplied by the product of the Initial Share Control Amount and the Share Ratio
                                                 for Nokia Stock at the time of such Reorganization Event and, if the security is denominated in euro, multiplied by the Initial FX
                                                 Rate.

                                                 For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving
                                                 Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such
                                                 Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or going-
                                                 private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange
                                                 Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.



                                                       PS-12




                                                     6.   If more than one of the events set out above occurs, the
                                                 adjustments to the Share Ratio for the second and subsequent events shall be to the Share Ratio as adjusted for preceding events.

                                                     7.   Except as described below, no adjustments to the Share
                                                 Ratio or to the amount payable at maturity of the CP PERQS will be required other than those specified above.  However, we may, at our sole discretion, cause the Calculation Agent to make additional adjustments to the Share Ratio or to adjust the determination of the cash payment at maturity upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Nokia Stock, but only to reflect such changes, and not with the aim of changing relative investment risks.  In addition, we may, at our sole discretion, cause the
                                                 Calculation Agent, to alter the specific adjustments set forth above in paragraphs 1 through 6 upon the occurrence of one or more of the events enumerated in paragraphs 1 through 6, if we determine that such adjustments do not properly reflect the consequences of the events enumerated in such paragraphs or would not preserve the relative investment risks.  There may be corporate or other similar events that could affect the Market Price of the Nokia Stock for which the Calculation Agent will not adjust the Share Ratio.

                                                 Any alterations to the specific adjustments set forth above may be materially adverse to the holders of the CP PERQS.

                                                 No adjustments to the Share Ratio will be required unless such
                                                 Share Ratio adjustment would require a change of at least 0.1% in the Share Ratio then in effect.  The Share Ratio resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

                                                 Notwithstanding the foregoing, the amount payable by us at maturity with respect to each CP PERQS will not under any
                                                 circumstances exceed $                .

                                                 The Calculation Agent shall be solely responsible for the
                                                 determination and calculation of any adjustments to the Share Ratio or method of calculating the Share Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash)
                                                 in connection with any corporate event described above (including the identification of potential events described in paragraph 7), and its determinations and calculations with respect thereto shall be conclusive.  If any of the Exchange Property described in
                                                 paragraph 5 above is denominated in a currency other than U.S.
                                                 dollars or euro, the Calculation Agent, in determining the
                                                 Transaction Value, will determine the value of such Exchange
                                                 Property in U.S. Dollars.  In determining the value of such
                                                 Exchange Property, the Calculation Agent will assume that all currency exchange costs would be borne by you.

                                                 The Calculation Agent will provide information as to any
                                                 adjustments to the Share Ratio or method of calculating the Share



                                                       PS-13




                                                 Ratio or the cash payment at maturity upon written request by any holder of the CP PERQS.

Market Disruption Event.....................     "Market Disruption Event" means, with respect to Nokia Stock:

                                                 (i) a suspension, absence or material limitation of trading of
                                                 Nokia Stock on the primary market for Nokia Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Nokia
                                                 Stock as a result of which the reported trading prices for Nokia
                                                 Stock during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in options contracts related to Nokia Stock, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation
                                                 Agent in its sole discretion; and

                                                 (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of MSDW or any of its affiliates to unwind all or a material portion of the hedge with respect to the CP PERQS.

                                                 For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract will not constitute a Market
                                                 Disruption Event, (3) limitations pursuant to any applicable rule or regulation enacted or promulgated by the Helsinki Stock Exchange
                                                 (or any other self-regulatory organization in the Republic of
                                                 Finland with jurisdiction over the Helsinki Stock Exchange) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in an options contract on Nokia Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to Nokia Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Nokia Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternative Determination Date
in case of an Event of Default..............     In case an Event of Default with respect to any CP PERQS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the CP PERQS will be
                                                 determined by the Calculation Agent as though the Determination
                                                 Date were the date of acceleration plus any accrued but unpaid interest to but not including the date of acceleration.



                                                       PS-14





Nokia Stock; Public Information.............     Nokia is a mobile phone manufacturer and a leading supplier of digital mobile and fixed networks which also supplies multimedia equipment, satellite and cable receivers, computer monitors as well as other telecommunications related products.  American
                                                 Depositary Shares representing Nokia Stock are registered under the Exchange Act of 1934, as amended (the "Exchange Act").
                                                 Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the
                                                 "Commission"). Information provided to or filed with the
                                                 Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth
                                                 Street, N.W., Washington, D.C. 20549 or at its Regional Office
                                                 located at Suite 1400, Citicorp Center, 500 West Madison Street,
                                                 Chicago, Illinois 60661 and at Seven World Trade Center, 13th
                                                 Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the
                                                 Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at
                                                 prescribed rates.  In addition, information provided to or filed with the Commission electronically can be accessed through a Website maintained by the Commission.  The address of the Commission's
                                                 Website is http://www.sec.gov.  Information provided to or filed with the Commission by Nokia pursuant to the Exchange Act can be located by reference to Commission file number 1-13202.  In addition, information regarding Nokia may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such reports.

                                                 This pricing supplement relates only to the CP PERQS offered hereby and does not relate to Nokia Stock or other securities of
                                                 Nokia.  We have derived all disclosures contained in this
                                                 pricing supplement regarding Nokia from the publicly
                                                 available documents described in the preceding paragraph.
                                                 Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with
                                                 respect to Nokia in connection with the offering of the
                                                 CP PERQS.  Neither we nor the Agent makes any
                                                 representation that such publicly available documents or any other publicly available information regarding Nokia are
                                                 accurate or complete.  Furthermore, we cannot give any
                                                 assurance that all events occurring prior to the date hereof
                                                 (including events that would affect the accuracy or
                                                 completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of
                                                 Nokia Stock (and therefore the Initial Stock Price) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Nokia could affect the value received at maturity with respect to the CP PERQS and therefore the trading prices of the CP PERQS.




                                                       PS-15




                                                 Neither we nor any of our affiliates make any representation to any purchaser of CP PERQS as to the performance of Nokia
                                                 Stock.

                                                 We and/or our subsidiaries may presently or from time to time engage in business with Nokia, including extending loans to, or making equity investments in, Nokia or providing advisory services to Nokia, including merger and acquisition advisory services.  In the course of such business, we or our affiliates may acquire non-
                                                 public information with respect to Nokia and, in addition, one or more of our affiliates may publish research reports with respect to
                                                 Nokia.  The statement in the preceding sentence is not intended to affect the right of holders of the CP PERQS under the securities laws. As a prospective purchaser of a CP PERQS, you should undertake an independent investigation of Nokia as in your judgment is appropriate to make an informed decision with respect to an investment in Nokia Stock.

Historical Information......................     The following table sets forth the high and low Market Price of
                                                 Nokia Stock during 1997, 1998, 1999 and during 2000 through
                                                 February 14 on the Helsinki Stock Exchange.  The Market Price on
                                                 February 14, 2000 was (U)195.80.  The Market Prices, quoted in
                                                 Finnish markka on the Helsinki Stock Exchange prior to January 1,
                                                 1999, have been converted to euro at the official rate.  Prior to a consolidation of Nokia's share capital effective on the trading market as of April 12, 1999, Nokia's A Shares traded on the
                                                 Helsinki Stock Exchange.  Effective April 12, 1999, Nokia's share capital comprised only Nokia Stock.  We obtained the Market
                                                 Prices listed below from Bloomberg Financial Markets and we believe such information to be accurate.  You should not take the historical prices of Nokia Stock as an indication of future performance.  The price of Nokia Stock may decrease so that you will receive at maturity cash in an amount that is less than the principal amount of the CP PERQS.  We cannot give you any
                                                 assurance that the price of Nokia Stock will increase so that at maturity you will receive cash in an amount in excess of the principal amount of the CP PERQS or that, if such price
                                                 appreciates, it will not exceed [148-150]% of the Initial Stock
                                                 Price.  Because your return is linked to the performance of Nokia
                                                 Stock, there is no guaranteed return of principal.  To the extent that
                                                 Nokia Stock drops below the issue price and the shortfall is not offset by the coupon paid on the CP PERQS, you will lose money on your investment.  The Nokia Stock is listed under the ISIN and
                                                 SEDOL numbers of FI0009000681 and 5655212, respectively.

                                                                                                        Dividend Per
                                                       Nokia                    High          Low         Share(1)
                                                 -------------------------  -----------   -----------   ------------
                                                 1997
                                                   First Quarter..........  Euro 13.897   Euro 11.100   Euro 0.875
                                                   Second Quarter.........       16.524        11.815        0.000
                                                   Third Quarter..........       21.150        18.766        0.000
                                                   Fourth Quarter.........       22.457        15.095        0.000
                                                 1998
                                                   First Quarter..........       15.477        25.396        1.875
                                                   Second Quarter.........       33.932        25.733        0.000




                                                      PS-16




                                                                                                        Dividend Per
                                                       Nokia                    High          Low           Share
                                                 ------------------------   -----------   -----------   ------------
                                                   Third Quarter  ........       41.879        30.047        0.000
                                                   Fourth Quarter ........       53.635        25.312        0.000
                                                 1999
                                                   First Quarter..........       74.550        54.950        2.875
                                                   Second Quarter                85.800        65.800        0.000
                                                   Third Quarter..........       95.390        73.000        0.000
                                                   Fourth Quarter.........      180.000        84.400        0.000
                                                 2000
                                                   First Quarter
                                                    (through February
                                                    14, 2000).............      204.200       158.010        0.000

                                                 -------------------
                                                 1    Dividends are reported at ex-dividend date.

                                                 Historical prices have been adjusted for two 2 for 1 stock splits of Nokia Stock, which became effective in the second quarter of
                                                 1998 and the second quarter of 1999, respectively.

                                                 We make no representation as to the amount of dividends, if any, that Nokia will pay in the future. In any event, as a holder of the
                                                 CP PERQS, you will not be entitled to receive dividends, if any, that may be payable on Nokia Stock.

Comparative Historical Returns..............     The following table sets forth, for each of the years in the left hand column, (i) the historical annual rate of return (including dividends)
                                                 of the Nokia Stock in euro, (ii) the historical rate of return
                                                 (including dividends) of the Nokia Stock stated in U.S. dollars, using  the U.S dollar/euro exchange rate at the beginning and end of each yearly period, and (iii) the hypothetical annualized rate of return of the CP PERQS (including a coupon of [7]%) and
                                                 assuming a cap price equal to [148-150]% of the Issue Price of the
                                                 CP PERQS, calculated as if the Stock Price Percentage had been determined for each one-year period.

                                                 The historical returns of Nokia Stock in euro or U.S. dollars should not be taken as an indication of future performance, and no assurance can be given that the price of Nokia Stock will not decrease with the result that the beneficial owners of the
                                                 CP PERQS would receive at maturity cash in an amount that is less than the principal amount of the CP PERQS

                                                             Annual Total
                                                              Return of          Annual Total         Hypothetical
                                                            Nokia Stock in          Return of      Annualized Return
                                                                 euro           Nokia Stock in $      of CP PERQS
                                                            ---------------     ----------------   -----------------
                                                 1997               46.6%                24.4%          [55-57]%
                                                 1998              215.5                226.0           [55-57]
                                                 1999              233.6                174.8           [55-57]
                                                 2000(1)             3.2                 -0.9           [     ]
                                                 ---------------------------
                                                 1  through February 14, 2000

Use of Proceeds and Hedging.................     The net proceeds we receive from the sale of the CP PERQS will be used for general corporate purposes and, in part, by us or by one



                                                       PS-17




                                                 or more of our subsidiaries in connection with hedging our obligations under the CP PERQS. See also "Use of Proceeds" in the accompanying Prospectus.

                                                 On or prior to the date of this pricing supplement, we, through our subsidiaries or others, may hedge our anticipated exposure in connection with the CP PERQS by taking positions in Nokia Stock, in options contracts on Nokia Stock listed on major securities markets or positions in any other instruments that we may wish to use in connection with such hedging, including, without limitation, instruments linked to or denominated in euro.  In the event that we pursue such a hedging strategy, the price at which we are able to purchase such positions may be a factor in determining the pricing of the CP PERQS.  Purchase activity could potentially increase the price of Nokia Stock, and therefore effectively increase the level to which Nokia Stock must rise before you would receive at maturity cash in an amount that is equal to or greater than the principal amount of the CP PERQS.  Although we have no reason to believe that our hedging activity had or will have a material impact on the price of Nokia Stock, we cannot give any assurance that we will not affect such price as a result of our hedging activities. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the CP PERQS, including on the
                                                 Determination Date, by purchasing and selling Nokia Stock and/or other securities and financial instruments.

Supplemental Information
Concerning Plan of Distribution.............     In order to facilitate the offering of the CP PERQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the CP PERQS or Nokia Stock.  Specifically, the
                                                 Agent may overallot in connection with the offering, creating a short position in the CP PERQS for its own account.  In addition, to cover allotments or to stabilize the price of the CP PERQS, the
                                                 Agent may bid for, and purchase, the CP PERQS or Nokia Stock in the open market.  See "Use of Proceeds and Hedging" above.

                                                 We have agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act of 1933.  See also
                                                 "Plan of Distribution" in the accompanying Prospectus
                                                 Supplement.

ERISA Matters for Pension Plans and
Insurance Companies.........................     MSDW and certain of our subsidiaries and affiliates, including MS
                                                 & Co. and Dean Witter Reynolds ("DWR"), may each be
                                                 considered a "party in interest" within the meaning of the
                                                 Employee Retirement Income Security Act of 1974, as amended
                                                 ("ERISA"), or a "disqualified person" within the meaning of the
                                                 Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans.  Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the CP PERQS are acquired by or with the assets of a pension or other employee benefit plan with respect to which MS & Co.,
                                                 DWR or any of their affiliates is a service provider, unless such the
                                                 CP PERQS are acquired pursuant to an exemption from the
                                                 prohibited transaction rules.



                                                       PS-18





                                                 The acquisition of the CP PERQS may be eligible for one of the exemptions noted below if such acquisition:

                                                 (a) (i)  is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and
                                                 conditions of Prohibited Transaction Class Exemption
                                                 ("PTCE") 91-38 issued by the Department of Labor ("DOL");

                                                 (b) (i)  is made solely with assets of an insurance company pooled separate account and (ii) satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

                                                 (c) (i)  is made solely with assets managed by a qualified professional asset manager and (ii) satisfies the requirements and conditions of PTCE 84-14 issued by the DOL;

                                                 (d) is made solely with assets of a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of Section 401 of the Code;

                                                 (e) (i)  is made solely with assets of an insurance company general account and (ii) satisfies the requirements and conditions of
                                                 PTCE 95-60 issued by the DOL; or

                                                 (f) (i)  is made solely with assets managed by an in-house asset manager and (ii) satisfies the requirements and conditions of PTCE
                                                 96-23 issued by the DOL.

                                                 The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. Any insurance company or pension or employee benefit plan proposing to invest in the CP
                                                 PERQS should consult with its legal counsel.

United States Federal Income Taxation.......     The following summary is based on the advice of Davis Polk &
                                                 Wardwell, special tax counsel to MSDW ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to U.S. Holders (as defined below) who are initial holders of the CP PERQS purchasing the CP PERQS at the
                                                 Issue Price, and who will hold the CP PERQS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").  This summary is based on the
                                                 Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  This summary does not address all aspects of the U.S. federal income taxation that may be relevant to a particular holder in light of its individual circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers in options or securities, or persons who hold a CP PERQS as a part of a hedging transaction, straddle, conversion or other integrated transaction).  As the law applicable to the U.S. federal income taxation of instruments such as the CP PERQS is technical and



                                                       PS-19




                                                 complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                 As used herein, the term "U.S. Holder" means an owner of a CP
                                                 PERQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                                 General

                                                 Pursuant to the terms of the CP PERQS, MSDW and every holder of a CP PERQS agree (in the absence of an administrative
                                                 determination or judicial ruling to the contrary) to characterize a
                                                 CP PERQS for all tax purposes as an investment unit consisting of the following components (the "Components"): (i) a contract (the
                                                 "Forward Contract") that requires the holder of the CP PERQS to pay an amount as described below under "Settlement of the
                                                 Forward Contract" and entitles the holder to receive a cash amount at maturity as described above in "Description of the CP PERQS
                                                -- Amount Payable at Maturity", and (ii) a deposit with MSDW of a fixed amount of cash, to secure the holder's obligation under the
                                                 Forward Contract.  For this purpose, MSDW has determined that,
                                                 of the quarterly payments on the CP PERQS,        % is attributable
                                                 to interest on the Deposit.  This determination is based on
                                                 MSDW's judgment as to, among other things, MSDW's normal
                                                 borrowing cost and the value of the Forward Contract.  Under this characterization, the remainder of the quarterly payments on the CP
                                                 PERQS represents payments attributable to the holders' entry into the Forward Contract (the "Contract Fees").  Furthermore, based on MSDW's determination of the relative fair market values of the
                                                 Components at the time of issuance of the CP PERQS, MSDW will allocate 100% of the Issue Price of the CP PERQS to the Deposit
                                                 and none to the Forward Contract.

                                                 MSDW's allocation of the Issue Price among the Components will be binding on a holder of the CP PERQS, unless such holder timely and explicitly discloses to the Internal Revenue Service (the "IRS")
                                                 that its allocation is different from MSDW's.  The treatment of the
                                                 CP PERQS described above and MSDW's allocation are not,
                                                 however, binding on the IRS or the courts.  No statutory, judicial or administrative authority directly addresses the characterization of the CP PERQS or instruments similar to the CP PERQS for U.S.
                                                 federal income tax purposes, and no ruling is being requested from the IRS with respect to the CP PERQS.  Due to the absence of authorities that directly address instruments that are similar to the CP PERQS, tax counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the CP
                                                 PERQS.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the CP PERQS
                                                 are not certain, and no assurance can be given that the IRS or the courts will agree with the characterization described



                                                       PS-20




                                                 herein. Accordingly, prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax
                                                 consequences of an investment in the CP PERQS (including
                                                 alternative characterizations of the CP PERQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                                 Tax Treatment of the CP PERQS

                                                 Assuming the characterization of the CP PERQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                                 Quarterly Payments on the CP PERQS.  To the extent attributable to the interest on the Deposit, quarterly payments on the CP
                                                 PERQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S.
                                                 Holder's method of accounting for U.S. federal income tax
                                                 purposes.  Although the federal income tax treatment of the
                                                 Contract Fees is uncertain, MSDW intends to take the position that the Contract Fees constitute taxable income to the holders at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                                 Tax Basis.  Based on MSDW's determination set forth above, the
                                                 U.S. Holder's tax basis in the Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue
                                                 Price.

                                                 Settlement of the Forward Contract.  Upon the maturity of the
                                                 Forward Contract, a U.S. Holder receiving cash would, pursuant to the Forward Contract, be deemed to have applied the Deposit toward the exchange for the cash payment at maturity, and a U.S.
                                                 Holder would recognize gain or loss.  The amount of such gain or loss would be the extent to which the amount of such cash received differs from the U.S. Holder's tax basis in the Deposit.  Any such gain or loss would generally be capital gain or loss, as the case may
                                                 be.

                                                 Sale or Exchange of the CP PERQS. Upon a sale or exchange of a
                                                 CP PERQS prior to the maturity of the CP PERQS, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale or exchange and such
                                                 U.S. Holder's tax basis in the CP PERQS so sold or exchanged.
                                                 Any such gain or loss would generally be capital gain or loss, as the case may be.  Such U.S. Holder's tax basis in the CP PERQS would generally equal the U.S. Holder's tax basis in the Deposit.
                                                 For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the
                                                 Deposit, which would be taxed as described under "--Quarterly
                                                 Payments on the CP PERQS" above.  It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees.  U.S. Holders should consult their tax



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                                                 advisers regarding the treatment of accrued but unpaid Contract
                                                 Fees upon the sale or exchange of a CP PERQS.

                                                 Possible Alternative Tax Treatments of an Investment in the
                                                 CP PERQS

                                                 Due to the absence of authorities that directly address the proper characterization of the CP PERQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above.  In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a CP PERQS under Treasury regulations governing
                                                 contingent payment debt instruments (the "Contingent Payment
                                                 Regulations").

                                                 If the IRS were successful in asserting that the Contingent Payment
                                                 Regulations applied to the CP PERQS, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue as original issue discount income, subject to adjustments, at a "comparable yield"
                                                 on the Issue Price.  Furthermore, any gain realized with respect to the CP PERQS would generally be treated as ordinary income.

                                                 Even if the Contingent Payment Regulations do not apply to the CP
                                                 PERQS, other alternative federal income tax characterizations or treatments of the CP PERQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the CP PERQS.  It is possible, for example, that a CP
                                                 PERQS could be treated as constituting a prepaid forward contract or a combination of a prepaid forward contract and one or more options. Other alternative characterizations are also possible.
                                                 Accordingly, prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the CP PERQS.

                                                 Constructive Ownership

                                                 Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having "constructive ownership"
                                                 in that property, with the result that all or a portion of the long term capital gain recognized by such taxpayer with respect to the derivative position would be recharacterized as ordinary income.
                                                 Although Section 1260 will not apply to the CP PERQS, Section
                                                 1260 authorizes the Treasury Department to promulgate
                                                 regulations (possibly with retroactive effect) to expand the application of the "constructive ownership" rule.  There is no assurance that the Treasury Department will not promulgate regulations to apply the rule to the CP PERQS.  If Section 1260 were to apply to the CP PERQS, the effect on a U.S. Holder would be to treat all or a portion of the long term capital gain (if any)
                                                 recognized by such U.S. Holder on sale or maturity of a CP
                                                 PERQS as ordinary income, but only to the extent such long term capital gain exceeds the long term capital gain that would have been recognized by such U.S. Holder if the U.S. Holder had acquired Nokia Stock itself on the issue date of the CP PERQS and



                                                       PS-22

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                                                 disposed of the Nokia Stock upon disposition (including retirement)
                                                 of the CP PERQS. In addition, Section 1260 would impose an interest charge on the gain that was recharacterized on the sale or maturity of the CP PERQS

                                                 Backup Withholding and Information Reporting

                                                 A U.S. Holder of a CP PERQS may be subject to information
                                                 reporting and to backup withholding at a rate of 31 percent of the amounts paid to the U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer
                                                 identification number, and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S.
                                                 federal income tax liability, provided the required information is furnished to the IRS.

                                                       PS-23